SIDLEY AUSTIN llp 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON	LOS ANGELES NEW YORK SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

Exhibit 8.1

FORM OF TAX OPINION

 [                     ], 2009

DB Commodity Services LLC,
    as Managing Owner of DB-New York Nuclear Uranium Fund
c/o DB Commodity Services LLC
60 Wall Street
New York, New York 10005

Re:	DB-New York Nuclear Uranium Fund
Registration Statement on Form S-1

Dear Sir or Madam:

We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, of Pre-Effective Amendment No. [____] to the Registration Statement on Form S-1, to be filed with the SEC on or about [______], 2009 (the “Registration Statement”) (SEC File No.: 333-155175) of DB-New York Nuclear Uranium Fund (the “Fund”), a Delaware statutory trust organized on October 1, 2007.

We have reviewed such documents, questions of law and fact and other matters as we have deemed pertinent for the purpose of this opinion.  Based upon the foregoing, we are of the opinion that the tax discussion under the caption “Certain Federal Income Tax Considerations” in the Prospectus constituting a part of the Registration Statement correctly describes the material aspects of the federal income tax treatment to a United States individual taxpayer, as of the date hereof, of an investment in the Fund.

Sidley Austin llp is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

DB COMMODITY SERVICES LLC, AS MANAGING OWNER OF DB-NEW YORK NUCLEAR URANIUM FUND [ ], 2009 PAGE 2	NEW YORK

Our opinion represents our best legal judgment with respect to the proper federal income tax treatment of the Fund and United States individual taxpayers investing in the Fund, based on the materials reviewed.  Our opinion assumes the accuracy of the facts as represented in documents reviewed or as described to us and could be affected if any of the facts as so represented or described are inaccurate.

Very truly yours,